Exhibit 99.1
FOR IMMEDIATE RELEASE
April 17, 2020

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets, Energy Lending and Investor Relations (504) 310-7314

IBERIABANK Corporation Reports First Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 133-year-old IBERIABANK (www.iberiabank.com), reported financial results for the first quarter ended March 31, 2020. For the quarter, the Company reported net income available to common shareholders of $32.8 million, or $0.62 diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the first quarter of March 31, 2020 was $0.67 per common share, compared to $1.72 in the same quarter of 2019 (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

Daryl G. Byrd, President and Chief Executive Officer, commented, “As we navigate the uncertain and unprecedented COVID-19 environment, the Company is highly focused on servicing the financial needs of our clients, ensuring the health and well-being of our associates, and supporting the communities in which we live and serve.  Our teams have been working around the clock to assist clients with payment forbearance and other relief programs, including the SBA Paycheck Protection Program. At the same time, retail operations and branch facilities remain open and committed to serving our clients in a safe and responsible manner. This is truly a Herculean effort and our teams have made a tremendous amount of progress for our clients in a very short time period. I am very proud of the commitment of all our IBERIABANK associates."

“During the first quarter, our fundamental business model performed very well in the face of uncertain economic times.  The Company was able to expand our client base, produce significant growth in our loan portfolio, increase core and non-interest bearing deposits, and grow tangible book value. The Company successfully delivered record non-interest income, held non-interest expense in check, and maintained already strong credit quality metrics. First quarter results included the adoption of CECL early in the quarter, and as a result we recorded an approximately $82 million increase in our allowance for expected credit losses and related book value write-down.  As we evaluated the economic uncertainties of the current pandemic, at the end of March we recorded an additional $69 million pre-tax increase in provision and other credit-related reserves that significantly impacted our financial results.”

 Byrd concluded, “We continue to diligently work on the merger planning process. Our employees remain engaged and committed to creating a top-tier regional banking institution and look forward to all we can accomplish for our clients and shareholders as a combined franchise."

First Quarter 2020 Highlights:

	For the three months ended
	GAAP		Non-GAAP Core
	1Q20	4Q19	1Q20	4Q19
Diluted Earnings Per Common Share	$0.62	$1.48	$0.67	$1.59
Return on Average Assets	0.46%	1.03%	0.49%	1.10%
Return on Average Common Equity	3.21%	7.58%	3.47%	8.13%
Return on Average Tangible Common Equity	N/A	N/A	5.53%	12.39%
Efficiency Ratio	60.1%	61.8%	59.1%	58.0%
Tangible Efficiency Ratio (TE)	N/A	N/A	57.4%	56.2%

•
Total loan growth was $520.1 million, or 9% annualized, on a linked quarter basis. Commercial and consumer line utilization was 52.4% and 64.0%, respectively, only slightly higher than at year-end 2019.

•	Total deposits increased $306.9 million compared to the prior quarter, or 5% annualized. Non-interest bearing deposits increased $309.1 million, or 5%, in the quarter, to 26% of total deposits.

•
Non-interest income increased $5.3 million, or 9%, on a linked quarter basis to $64.7 million, a record quarter on a core basis for the Company, primarily the result of a $7.9 million increase in mortgage income.

◦	As of April 13, 2020, the Company's locked mortgage pipeline was $662.2 million, up 209% from $214.4 million at January 21, 2020.

•
Non-interest expense decreased $4.3 million, or 2%, on a linked quarter basis, primarily as a result of decreases in salaries and benefits and professional services expense, partially offset by a $7.3 million increase in credit valuation adjustments on derivatives and a $2.4 million increase in impairment related to mortgage servicing rights.

◦
Non-interest expense included $3.0 million in merger-related expense and other non-core items, a decrease of $8.3 million from the fourth quarter of 2019. Excluding these non-core items, core non-interest expense increased $4.0 million, or 2%, on a linked quarter basis.

•
The Company's reported and cash net interest margins were down 4 and 2 basis points from the prior quarter at 3.17% and 3.06%, respectively. The lower net interest margin was primarily the result of a 20 basis point decrease in loan yield somewhat offset by a 13 basis point decline in the cost of interest-bearing liabilities.

•
Effective January 1, 2020, the Company adopted the current expected credit loss (CECL) methodology for estimating its credit losses, which resulted in an $82.3 million increase in the allowance for expected credit losses, increasing the allowance coverage of total loans and leases from 0.68% to 1.02% upon adoption. As of March 31, 2020, the allowance for expected credit losses totaled $305.0 million, or 1.24% of total loans and leases, and covered 172% of non-performing loans.

•
The provision for expected credit losses, using the baseline scenario published by a nationally recognized service dated March 27, 2020 (adjusted for alternative scenarios), totaled $69.0 million compared to $8.2 million in the prior quarter. The provision for expected credit losses was impacted by both the CECL methodology and the expected impact of the COVID-19 pandemic on future losses.

•
Net charge-offs to average loans on an annualized basis increased 5 basis points to 0.16% compared to the prior quarter. Non-performing assets to total assets were 0.60% compared to 0.54% in the prior quarter.

•	Capital ratios remain strong. There were no share repurchases in the first quarter of 2020 due to the pending merger with First Horizon National Corporation.

COVID-19 Operational Update

•	The Company took early action by executing its proven business continuity plan to protect the health and welfare of its associates and to mitigate disruption.

•	The Company is operating 181 branches today, with only seven closed. There are approximately 2,000 associates working remotely, which is almost 60% of our total workforce.

•	We have modified our health care benefits plans to provide additional assistance during the COVID-19 pandemic. Additionally, we are offering pandemic benefits and bonus pay to eligible associates.

•
The Bank has established client assistance programs, including a payment forbearance plan that is available to assist consumer and commercial clients impacted by COVID-19, upon request. The Company is also waiving and reversing certain fees for impacted clients.

•
The Company is participating in the Coronavirus Aid, Relief and Economic Security Act ("CARES”) Act. As of April 16, 2020, the Company had processed nearly 9,000 loan applications for the SBA Paycheck Protection Program, representing a total of $1.86 billion. The Company has secured funding for 92% of the funds applied for, funding payroll for more than 200,000 people. The Company remains ready to continue to fund eligible client requests if Congress appropriates additional funds.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	3/31/2020	12/31/2019	% Change	3/31/2019	% Change
GAAP BASIS:
Income available to common shareholders	$32,827	$78,120	(58.0)	$96,533	(66.0)
Earnings per common share - diluted	0.62	1.48	(58.1)	1.75	(64.6)

Average loans and leases, net of unearned income	$24,153,182	$23,830,962	1.4	$22,599,686	6.9
Average total deposits	25,454,630	25,227,462	0.9	23,678,400	7.5
Net interest margin (TE) (1)	3.17%	3.21%		3.59%

Total revenues	$294,998	$293,842	0.4	$302,993	(2.6)
Total non-interest expense	177,427	181,723	(2.4)	158,753	11.8
Efficiency ratio	60.1%	61.8%		52.4%
Return on average assets	0.46	1.03		1.32
Return on average common equity	3.21	7.58		9.85

NON-GAAP BASIS (2):
Core revenues	$294,998	$293,828	0.4	$302,993	(2.6)
Core non-interest expense	174,416	170,380	2.4	161,230	8.2
Core earnings per common share - diluted	0.67	1.59	(57.9)	1.72	(61.0)
Core tangible efficiency ratio (TE) (1) (3)	57.4%	56.2%		51.3%
Core return on average assets	0.49	1.10		1.29
Core return on average common equity	3.47	8.13		9.66
Core return on average tangible common equity	5.53	12.39		15.03
Net interest margin (TE) - cash basis (1)	3.06	3.08		3.42

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) See Table 7 and Table 8 for GAAP to Non-GAAP reconciliations.
(3) Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results
Net interest income decreased $4.1 million, or 2%, on a linked quarter basis. The decrease in net interest income reflects a 4 basis point decrease in the net interest margin to 3.17% compared to 3.21% in the prior quarter. The lower net interest margin was primarily the result of a 20 basis point decline in loan yield somewhat offset by a 13 basis point decline in the cost of interest-bearing liabilities. The decrease in loan yield was primarily attributable to the repricing of variable rate loans as a result of recent cuts to the targeted federal funds rate and the corresponding impact to LIBOR. Additionally, the loan yield was impacted by lower acquired loan accretion, partially the result of CECL implementation, as well as lower pay-offs in the acquired loan portfolio during the first quarter. The decline in the cost of interest-bearing liabilities was primarily attributable to recent interest rate cuts.

The provision for expected credit losses under the CECL methodology totaled $69.0 million compared to $8.2 million in the prior quarter under the incurred loss methodology. The provision for expected credit losses was impacted by both the CECL methodology and the expected impact of the COVID-19 pandemic on future losses. Net charge-offs to average loans on an annualized basis increased 5 basis points to 0.16% when compared to the prior quarter.

Non-interest income increased $5.3 million, or 9%, on a linked quarter basis, primarily the result of a $7.9 million increase in mortgage income. This increase was partially offset by a $0.7 million decrease in title revenue, a $0.5 million decrease in ATM and debit card fee income, and a $0.4 million decrease in service charges on deposit accounts.

Non-interest expense decreased $4.3 million, or 2%, compared to the linked quarter. Professional services expense decreased $10.9 million and salaries and employee benefits expense decreased $4.4 million when comparing the quarters. These decreases were partially offset by a $7.3 million increase in credit valuation adjustments on derivatives, a $2.4 million increase in impairment on mortgage servicing rights, and a $0.7 million increase in credit and other loan-related expense. Non-interest expense included $3.0 million in merger-related expense and other non-core items, a decrease of $8.3 million from the fourth quarter of 2019. Excluding these non-core items, total core non-interest expense increased $4.0 million, or 2%, on a linked quarter basis.

On a linked quarter basis, the efficiency ratio improved to 60.1% from 61.8%, while the non-GAAP core tangible efficiency ratio increased to 57.4% compared to 56.2%. Refer to Table A for a summary of financial results on both a GAAP and non-GAAP basis.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		3/31/2020	12/31/2019	% Change	3/31/2019	% Change
PERIOD-END BALANCES:
	Total loans and leases, net of unearned income	$24,541,632	$24,021,499	2.2	$22,968,295	6.9
	Total deposits	25,526,237	25,219,349	1.2	24,092,062	6.0

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans and leases (1)	0.33%	0.28%		0.20%
	Loans 90 days or more past due and still accruing as a percentage of total loans and leases (1)	0.04	0.01		0.02
	Non-performing assets to total assets (1)(2)	0.60	0.54		0.58
	Classified assets to total assets (3)	0.94	0.84		1.01

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	9.13%	9.24%		9.01%
	Tier 1 leverage ratio (6)	9.93	9.90		9.67
	Total risk-based capital ratio (6)	12.48	12.43		12.33

PER COMMON SHARE DATA:
	Book value	$78.27	$78.37	(0.1)	$73.50	6.5
	Tangible book value (Non-GAAP) (4) (5)	53.70	53.63	0.1	49.48	8.5
	Closing stock price	36.16	74.83	(51.7)	71.71	(49.6)
	Cash dividends	0.47	0.45	4.4	0.43	9.3

(1)
For purposes of this table, for periods prior to the three months ended March 31, 2020, past due and non-accrual loan amounts exclude purchased credit deteriorated (PCD) loans (formerly purchased credit impaired loans), even if contractually past due or if the Company did not expect to receive payment in full, as the Company was accreting interest income over the expected life of the loans. For the three months ended March 31, 2020, NPAs included $16.4 million in PCD loans, of which $14.7 million were non-accrual, and loans 30-89 days past due included $4.0 million in PCD loans.

(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. Refer to Table 4 for further detail.
(3)
Classified assets include loans rated substandard or worse, non-performing mortgage and consumer loans, and OREO and foreclosed property and include PCD loans. Classified assets were $302.6 million, $265.2 million and $314.6 million at March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

(4)	See Table 7 and Table 8 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(6)	Regulatory capital ratios as of March 31, 2020 are preliminary.

Loans and Leases
On a linked quarter basis, total loans and leases increased $520.1 million, or 9% annualized, to $24.5 billion at March 31, 2020. Growth during the first quarter of 2020 was strongest in the Corporate Asset Finance (equipment financing and leasing business) and Energy groups (reserve-based and midstream lending), as well as in the Houston, New Orleans, and New York markets.

Energy loans were 5.4% of total loans outstanding as of March 31, 2020. The E&P (60%) and midstream (38%) space comprise 98% of the Company’s energy portfolio. The Company has had no new loan commitments in the past five years to the offshore or the oilfield services space.

Table C - Period-End Loans and Leases
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	3/31/2020	12/31/2019	3/31/2019	$	%	Annualized	$	%	3/31/2020	12/31/2019
Commercial loans and leases	$17,140,864	$16,611,633	$15,628,158	529,231	3.2	12.8%	1,512,706	9.7	69.8%	69.2%
Residential mortgage loans	4,849,119	4,739,075	4,415,267	110,044	2.3	9.3%	433,852	9.8	19.8%	19.7%
Consumer and other loans	2,551,649	2,670,791	2,924,870	(119,142)	(4.5)	(17.9)%	(373,221)	(12.8)	10.4%	11.1%
Total loans and leases	$24,541,632	$24,021,499	$22,968,295	520,133	2.2	8.7%	1,573,337	6.9	100.0%	100.0%

Investment Securities

On a linked quarter basis, the investment portfolio decreased $23.4 million, or 2.3% annualized, to $4.1 billion, as a result of net principal payments, offset by fair value adjustments on AFS securities. At March 31, 2020, approximately 96% of the investment portfolio was in available-for-sale securities, which experience unrealized gains as interest rates fall. The investment portfolio had an effective duration of 2.0 years at March 31, 2020, down from 2.7 years at December 31, 2019, and a $133.0 million unrealized gain at March 31, 2020, up from $57.8 million at December 31, 2019. The average yield on investment securities increased five basis points to 2.56% in the first quarter of 2020. The investment portfolio primarily consists of government agency securities. Municipal securities comprised 8% of total investments at March 31, 2020.

Deposits
Total deposits increased $306.9 million, or 5% annualized, to $25.5 billion at March 31, 2020. Growth during the first quarter of 2020 was strongest in the Energy group (primarily reserve-based lending) and the Palm Beach/Broward, Southwest Louisiana, and Birmingham markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	3/31/2020	12/31/2019	3/31/2019	$	%	Annualized	$	%	3/31/2020	12/31/2019
Non-interest-bearing deposits	$6,628,901	$6,319,806	$6,448,613	309,095	4.9	19.7%	180,288	2.8	26.0%	25.1%
Interest-bearing demand deposits	5,046,434	4,821,252	4,452,966	225,182	4.7	18.8%	593,468	13.3	19.8%	19.1%
Money market accounts	9,305,923	9,121,283	8,348,509	184,640	2.0	8.1%	957,414	11.5	36.4%	36.2%
Savings accounts	703,862	683,366	770,754	20,496	3.0	12.1%	(66,892)	(8.7)	2.8%	2.7%
Time deposits	3,841,117	4,273,642	4,071,220	(432,525)	(10.1)	(40.7)%	(230,103)	(5.7)	15.0%	16.9%
Total deposits	$25,526,237	$25,219,349	$24,092,062	306,888	1.2	4.9%	1,434,175	6.0	100.0%	100.0%

Asset Quality
Credit quality remained strong. Non-performing assets to total assets were 0.60% at March 31, 2020, compared to 0.54% in the prior quarter. Loans 30-89 days past due and still accruing represented 0.33% of total loans and leases compared to 0.28% in the prior quarter. The increase in non-performing assets and past due loans was partially driven by the implementation of CECL which requires purchased credit deteriorated loans to be classified as non-accrual or past due based on performance. As a percentage of average loans and leases, annualized net charge-offs for the quarter increased five basis points on a linked quarter basis to 0.16%.

The allowance for expected credit losses, which includes the reserve for unfunded commitments, was $163.2 million at December 31, 2019. Upon adoption of CECL on January 1, 2020, the Company recognized an increase in the allowance of $82.3 million, as a cumulative effect adjustment, with a corresponding after-tax decrease of $67.6 million in retained earnings. At March 31, 2020, the allowance for expected credit losses, totaled $305.0 million, or 1.24% of total loans and leases. The increase in the allowance reflects a higher provision for expected credit losses in the first quarter of 2020 in response to the expected impact of the COVID-19 pandemic on future losses. The allowance coverage of non-performing loans was 171.8% at March 31, 2020, compared to 114.8% at December 31, 2019.

Given the on-going and uncertain impact to the economy of the current COVID-19 pandemic, the Company continues to monitor its portfolio as the potential exists for adverse events to impact credit quality trends.

Refer to Table 4 - Loans and Asset Quality Data for further information.

Capital Position
At March 31, 2020, the non-GAAP tangible common equity ratio was 9.13%, down 11 basis points compared to December 31, 2019, and the preliminary Tier 1 leverage ratio was 9.93%, up 3 basis points compared to December 31, 2019. The preliminary calculation of the total risk-based capital ratio at March 31, 2020, was 12.48%, up 5 basis points compared to December 31, 2019. As part of its response to the impact of COVID-19, on March 31, 2020, the regulatory agencies issued an interim final rule that provided the option to temporarily delay the effects of CECL on regulatory capital for two years, followed by a three-year transition period. The Company's preliminary regulatory capital ratios have been calculated in accordance with this interim final rule.

At March 31, 2020, book value per common share was $78.27, down $0.10 per share, compared to December 31, 2019. Tangible book value per common share was $53.70, up $0.07 per share, compared to the prior quarter. Based on the closing stock price of the Company’s common stock of $32.28 per share on April 16, 2020, this price equated to 0.41 times March 31, 2020 book value per common share and 0.60 times March 31, 2020 tangible book value per common share.

Dividends On Capital Stock The declaration of dividends is at the discretion of the Board of Directors. Recent dividend declarations include the following:

Common Stock On January 28, 2020, the Company announced a quarterly cash dividend of $0.47 per common share, an increase of approximately 4% compared to the common dividend paid on January 24, 2020. The dividend was paid on April 1, 2020 to shareholders of record as of March 13, 2020.

Preferred Stock On April 3, 2020, the Company announced a quarterly cash dividend of $0.4125 per depositary share of Series C Preferred Stock that is payable on May 1, 2020 to shareholders of record as of April 16, 2020. On April 3, 2020, the Company also announced a quarterly cash dividend of $0.7625 per depositary share of Series D Preferred Stock that is payable on May 1, 2020 to shareholders of record as of April 16, 2020.

Common Stock Repurchase Program On July 17, 2019, the Board of Directors authorized the repurchase of up to 1,600,000 shares of the Company's common stock. This repurchase authorization equated to approximately 3% of total common shares outstanding. At March 31, 2020, the Company had approximately 1,165,000 remaining shares that could be repurchased under the current Board-approved plan. During the first quarter of 2020, the Company did not repurchase any common shares. No further stock repurchases are expected due to the pending merger with First Horizon National Corporation.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with locations in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, Mississippi, Missouri, and New York offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, commercial leasing and equipment financing, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP", "IBKCO", and "IBKCN", respectively. The Company’s common stock market capitalization was approximately $1.7 billion, based on the closing stock price on April 16, 2020.

The following 9 investment firms provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	Janney Montgomery Scott, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Raymond James & Associates, Inc.

•	Piper Sandler

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, debt repayment penalties, and gains, losses, and impairment charges on long-lived assets. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in other documents, including the Company's proxy statement in the S-4 Registration Statement filed by First Horizon in connection with our pending merger, with the Securities and Exchange Commission, available at the SEC's website, www.sec.gov, and the Company's website, www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	3/31/2020	12/31/2019	% Change	3/31/2019	% Change
Net interest income	$230,342	$234,490	(1.8)	$250,484	(8.0)
Net interest income (TE) (1)	231,653	235,858	(1.8)	251,833	(8.0)
Total revenues	294,998	293,842	0.4	302,993	(2.6)
Provision for expected credit losses	68,971	8,153	746.0	13,763	401.1
Non-interest expense	177,427	181,723	(2.4)	158,753	11.8
Net income available to common shareholders	32,827	78,120	(58.0)	96,533	(66.0)

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$0.62	$1.49	(58.4)	$1.76	(64.8)
Earnings available to common shareholders - diluted	0.62	1.48	(58.1)	1.75	(64.6)
Core earnings (Non-GAAP) (2)	0.67	1.59	(57.9)	1.72	(61.0)
Book value	78.27	78.37	(0.1)	73.50	6.5
Tangible book value (Non-GAAP) (2) (3)	53.70	53.63	0.1	49.48	8.5
Closing stock price	36.16	74.83	(51.7)	71.71	(49.6)
Cash dividends	0.47	0.45	4.4	0.43	9.3

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.17%	3.21%		3.59%
Efficiency ratio	60.1	61.8		52.4
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	57.4	56.2		51.3
Return on average assets	0.46	1.03		1.32
Return on average common equity	3.21	7.58		9.85
Core return on average tangible common equity (Non-GAAP) (2)(3)	5.53	12.39		15.03
Effective tax rate	25.1	20.6		23.3
Full-time equivalent employees	3,399	3,401		3,384

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	9.13%	9.24%		9.01%
Tangible common equity to risk-weighted assets (3)	10.44	10.59		10.60
Tier 1 leverage ratio (4)	9.93	9.90		9.67
Common equity Tier 1 (CET 1) ratio (4)	10.43	10.52		10.73
Tier 1 capital ratio (4)	11.28	11.38		11.25
Total risk-based capital ratio (4)	12.48	12.43		12.33
Common stock dividend payout ratio	75.3	30.2		24.3
Classified assets to Tier 1 capital (7)	9.9	8.8		11.2

ASSET QUALITY RATIOS:
	Non-performing assets to total assets (5)	0.60%	0.54%	0.58%
	Allowance for expected credit losses to total loans and leases	1.17	0.61	0.62
	Net charge-offs to average loans (annualized)	0.16	0.11	0.13
	Non-performing assets to total loans and OREO (5)	0.79	0.71	0.79

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2)	See Table 7 and Table 8 for GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Regulatory capital ratios as of March 31, 2020 are preliminary.
(5)
Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. The Company's adoption of CECL on January 1, 2020 resulted in a change in the accounting for purchased credit impaired loans, which are considered purchased credit deteriorated (PCD) loans under CECL. Prior to January 1, 2020, past due and non-accrual loan amounts excluded purchased credit impaired loans, even if contractually past due or if the Company did not expect to receive payment in full, as the Company was accreting interest income over the expected life of the loans. For the three months ended March 31, 2020, NPAs included $16.4 million in PCD loans, of which $14.7 million were non-accrual, and loans 30-89 days past due included $4.0 million in PCD loans.

(6)	All ratios are calculated on an annualized basis for the periods indicated.
(7)	Classified assets include loans rated substandard or worse, non-performing mortgage and consumer loans, and OREO and foreclosed property and include PCD loans.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	3/31/2020	12/31/2019	$	%	9/30/2019	6/30/2019	3/31/2019	$	%
Interest income	$302,929	$314,779	(11,850)	(3.8)	$333,178	$335,967	$326,084	(23,155)	(7.1)
Interest expense	72,587	80,289	(7,702)	(9.6)	83,845	80,628	75,600	(3,013)	(4.0)
Net interest income	230,342	234,490	(4,148)	(1.8)	249,333	255,339	250,484	(20,142)	(8.0)
Provision for expected credit losses	68,971	8,153	60,818	746.0	8,986	10,755	13,763	55,208	401.1
Net interest income after provision for expected credit losses	161,371	226,337	(64,966)	(28.7)	240,347	244,584	236,721	(75,350)	(31.8)
Mortgage income	23,245	15,305	7,940	51.9	17,432	18,444	11,849	11,396	96.2
Service charges on deposit accounts	12,525	12,970	(445)	(3.4)	13,209	12,847	12,810	(285)	(2.2)
Title revenue	5,936	6,638	(702)	(10.6)	7,170	6,895	5,225	711	13.6
Broker commissions	2,127	2,483	(356)	(14.3)	1,800	2,044	1,953	174	8.9
ATM/debit card fee income	2,838	3,309	(471)	(14.2)	2,948	3,032	2,582	256	9.9
Income from bank owned life insurance	1,822	1,887	(65)	(3.4)	1,760	1,750	1,797	25	1.4
Gain (loss) on sale of available-for-sale securities	—	8	(8)	(100.0)	27	(1,014)	—	—	—
Trust department income	4,226	4,222	4	0.1	4,281	4,388	4,167	59	1.4
Other non-interest income	11,937	12,530	(593)	(4.7)	15,047	10,439	12,126	(189)	(1.6)
Total non-interest income	64,656	59,352	5,304	8.9	63,674	58,825	52,509	12,147	23.1
Salaries and employee benefits	102,545	106,941	(4,396)	(4.1)	103,257	103,375	98,296	4,249	4.3
Occupancy and equipment	19,984	20,894	(910)	(4.4)	21,316	18,999	18,564	1,420	7.6
Amortization of acquisition intangibles	4,187	4,259	(72)	(1.7)	4,410	4,786	5,009	(822)	(16.4)
Computer services expense	10,167	9,930	237	2.4	9,638	9,383	9,157	1,010	11.0
Professional services	5,322	16,267	(10,945)	(67.3)	6,323	6,244	4,450	872	19.6
Credit and other loan-related expense	3,643	2,916	727	24.9	4,532	4,141	2,859	784	27.4
Other non-interest expense	31,579	20,516	11,063	53.9	23,186	22,690	20,418	11,161	54.7
Total non-interest expense	177,427	181,723	(4,296)	(2.4)	172,662	169,618	158,753	18,674	11.8
Income before income taxes	48,600	103,966	(55,366)	(53.3)	131,359	133,791	130,477	(81,877)	(62.8)
Income tax expense	12,175	21,390	(9,215)	(43.1)	31,509	32,193	30,346	(18,171)	(59.9)
Net income	36,425	82,576	(46,151)	(55.9)	99,850	101,598	100,131	(63,706)	(63.6)
Less: Preferred stock dividends	3,598	4,456	(858)	(19.3)	3,599	949	3,598	—	—
Net income available to common shareholders	$32,827	$78,120	(45,293)	(58.0)	$96,251	$100,649	$96,533	(63,706)	(66.0)

Income available to common shareholders - basic	$32,827	$78,120	(45,293)	(58.0)	$96,251	$100,649	$96,533	(63,706)	(66.0)
Less: Earnings allocated to unvested restricted stock	367	752	(385)	(51.2)	874	999	933	(566)	(60.7)
Earnings allocated to common shareholders	$32,460	$77,368	(44,908)	(58.0)	$95,377	$99,650	$95,600	(63,140)	(66.0)

Earnings per common share - basic	$0.62	$1.49	(0.87)	(58.4)	$1.83	$1.87	$1.76	(1.14)	(64.8)

Earnings per common share - diluted	0.62	1.48	(0.86)	(58.1)	1.82	1.86	1.75	(1.13)	(64.6)
Impact of non-core items (Non-GAAP) (1)	0.05	0.11	(0.06)	100.0	—	0.01	(0.03)	0.08	266.7
Earnings per share - diluted, excluding non-core items (Non-GAAP)(1)	$0.67	$1.59	(0.92)	(57.9)	$1.82	$1.87	$1.72	(1.05)	(61.0)

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	51,979	51,835	144	0.3	51,984	53,345	54,177	(2,198)	(4.1)
Weighted average common shares outstanding - diluted	52,196	52,142	54	0.1	52,292	53,674	54,539	(2,343)	(4.3)
Book value shares (period end)	52,618	52,420	198	0.4	52,266	52,805	54,551	(1,933)	(3.5)

(1) See Table 7 and Table 8 for GAAP to Non-GAAP reconciliations.

TABLE 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	3/31/2020	12/31/2019	$	%	9/30/2019	6/30/2019	3/31/2019	$	%
Cash and due from banks	$279,388	$289,794	(10,406)	(3.6)	$353,346	$289,502	$280,680	(1,292)	(0.5)
Interest-bearing deposits in other banks	665,674	604,929	60,745	10.0	577,587	499,813	391,217	274,457	70.2
Total cash and cash equivalents	945,062	894,723	50,339	5.6	930,933	789,315	671,897	273,165	40.7
Investment securities available for sale	3,914,960	3,933,360	(18,400)	(0.5)	4,238,082	4,455,308	4,873,778	(958,818)	(19.7)
Investment securities held to maturity	177,960	182,961	(5,001)	(2.7)	185,007	192,917	198,958	(20,998)	(10.6)
Total investment securities	4,092,920	4,116,321	(23,401)	(0.6)	4,423,089	4,648,225	5,072,736	(979,816)	(19.3)
Mortgage loans held for sale	207,845	213,357	(5,512)	(2.6)	255,276	187,987	128,451	79,394	61.8
Loans and leases, net of unearned income	24,541,632	24,021,499	520,133	2.2	23,676,537	23,355,311	22,968,295	1,573,337	6.9
Allowance for loan and lease losses	(286,685)	(146,588)	140,097	95.6	(146,235)	(146,386)	(142,966)	143,719	100.5
Loans and leases, net	24,254,947	23,874,911	380,036	1.6	23,530,302	23,208,925	22,825,329	1,429,618	6.3
Premises and equipment, net	297,551	296,688	863	0.3	298,309	295,897	297,342	209	0.1
Goodwill and other intangible assets	1,307,673	1,312,701	(5,028)	(0.4)	1,314,676	1,317,151	1,319,992	(12,319)	(0.9)
Other assets	1,133,985	1,004,749	129,236	12.9	982,013	999,032	944,442	189,543	20.1
Total assets	$32,239,983	$31,713,450	526,533	1.7	$31,734,598	$31,446,532	$31,260,189	979,794	3.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,628,901	$6,319,806	309,095	4.9	$6,518,783	$6,474,394	$6,448,613	180,288	2.8
Interest-bearing demand deposits	5,046,434	4,821,252	225,182	4.7	4,503,353	4,610,577	4,452,966	593,468	13.3
Savings and money market accounts	10,009,785	9,804,649	205,136	2.1	9,325,761	8,895,463	9,119,263	890,522	9.8
Time deposits	3,841,117	4,273,642	(432,525)	(10.1)	4,629,388	4,314,897	4,071,220	(230,103)	(5.7)
Total deposits	25,526,237	25,219,349	306,888	1.2	24,977,285	24,295,331	24,092,062	1,434,175	6.0
Short-term borrowings	218,000	—	218,000	100.0	275,000	813,000	845,000	(627,000)	(74.2)
Securities sold under agreements to repurchase	172,747	204,208	(31,461)	(15.4)	223,049	184,507	261,131	(88,384)	(33.8)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,168,062	1,223,577	(55,515)	(4.5)	1,274,092	1,254,649	1,355,345	(187,283)	(13.8)
Other liabilities	687,720	609,472	78,248	12.8	581,762	540,935	444,710	243,010	54.6
Total liabilities	27,892,876	27,376,716	516,160	1.9	27,451,298	27,208,532	27,118,358	774,518	2.9
Total shareholders' equity	4,347,107	4,336,734	10,373	0.2	4,283,300	4,238,000	4,141,831	205,276	5.0
Total liabilities and shareholders' equity	$32,239,983	$31,713,450	526,533	1.7	$31,734,598	$31,446,532	$31,260,189	979,794	3.1

TABLE 3 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	3/31/2020	12/31/2019	$	%	9/30/2019	6/30/2019	3/31/2019	$	%
Cash and due from banks	$304,733	$294,487	10,246	3.5	$272,273	$275,917	$291,659	13,074	4.5
Interest-bearing deposits in other banks	796,980	756,223	40,757	5.4	531,665	436,948	332,638	464,342	139.6
Total cash and cash equivalents	1,101,713	1,050,710	51,003	4.9	803,938	712,865	624,297	477,416	76.5
Investment securities available for sale	3,949,555	4,095,950	(146,395)	(3.6)	4,365,558	4,650,757	4,816,855	(867,300)	(18.0)
Investment securities held to maturity	180,689	184,272	(3,583)	(1.9)	189,400	195,639	202,601	(21,912)	(10.8)
Total investment securities	4,130,244	4,280,222	(149,978)	(3.5)	4,554,958	4,846,396	5,019,456	(889,212)	(17.7)
Mortgage loans held for sale	189,597	239,346	(49,749)	(20.8)	209,778	159,931	95,588	94,009	98.3
Loans and leases, net of unearned income	24,153,182	23,830,962	322,220	1.4	23,522,892	23,120,689	22,599,686	1,553,496	6.9
Allowance for loan and lease losses	(231,914)	(147,641)	(84,273)	57.1	(148,203)	(145,854)	(140,915)	(90,999)	64.6
Loans and leases, net	23,921,268	23,683,321	237,947	1.0	23,374,689	22,974,835	22,458,771	1,462,497	6.5
Premises and equipment, net	299,096	299,607	(511)	(0.2)	298,055	298,119	299,741	(645)	(0.2)
Goodwill and other intangible assets	1,310,237	1,313,169	(2,932)	(0.2)	1,315,359	1,318,182	1,322,288	(12,051)	(0.9)
Other assets	1,033,984	971,873	62,111	6.4	997,514	961,494	1,013,359	20,625	2.0
Total assets	$31,986,139	$31,838,248	147,891	0.5	$31,554,291	$31,271,822	$30,833,500	1,152,639	3.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,540,532	$6,501,529	39,003	0.6	$6,425,026	$6,442,217	$6,271,313	269,219	4.3
Interest-bearing demand deposits	4,834,171	4,526,694	307,477	6.8	4,451,579	4,488,691	4,458,634	375,537	8.4
Savings and money market accounts	9,930,353	9,708,541	221,812	2.3	9,188,186	9,014,822	9,089,099	841,254	9.3
Time deposits	4,149,574	4,490,698	(341,124)	(7.6)	4,523,555	4,156,974	3,859,354	290,220	7.5
Total deposits	25,454,630	25,227,462	227,168	0.9	24,588,346	24,102,704	23,678,400	1,776,230	7.5
Short-term borrowings	19,626	118,557	(98,931)	(83.4)	606,739	782,516	859,576	(839,950)	(97.7)
Securities sold under agreements to repurchase	207,039	207,478	(439)	(0.2)	187,305	214,090	291,643	(84,604)	(29.0)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,221,833	1,265,077	(43,244)	(3.4)	1,240,382	1,345,575	1,343,752	(121,919)	(9.1)
Other liabilities	623,868	582,643	41,225	7.1	545,838	463,803	434,516	189,352	43.6
Total liabilities	27,647,106	27,521,327	125,779	0.5	27,288,720	27,028,798	26,727,997	919,109	3.4
Total shareholders' equity	4,339,033	4,316,921	22,112	0.5	4,265,571	4,243,024	4,105,503	233,530	5.7
Total liabilities and shareholders' equity	$31,986,139	$31,838,248	147,891	0.5	$31,554,291	$31,271,822	$30,833,500	1,152,639	3.7

Table 4 - IBERIABANK CORPORATION
LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	3/31/2020	12/31/2019	$	%	9/30/2019	6/30/2019	3/31/2019	$	%
Commercial loans and leases:
Real estate- construction	$1,322,627	$1,321,663	964	0.1	$1,330,014	$1,342,984	$1,219,647	102,980	8.4
Real estate- owner-occupied (1)	2,424,139	2,475,326	(51,187)	(2.1)	2,468,061	2,373,143	2,408,079	16,060	0.7
Real estate- non-owner occupied	6,484,257	6,267,106	217,151	3.5	6,011,681	6,102,143	6,147,864	336,393	5.5
Commercial and industrial (6)	6,909,841	6,547,538	362,303	5.5	6,490,125	6,161,759	5,852,568	1,057,273	18.1
Total commercial loans and leases	17,140,864	16,611,633	529,231	3.2	16,299,881	15,980,029	15,628,158	1,512,706	9.7

Residential mortgage loans	4,849,119	4,739,075	110,044	2.3	4,649,745	4,538,194	4,415,267	433,852	9.8

Consumer and other loans:
Home equity	1,926,753	1,987,336	(60,583)	(3.0)	2,053,588	2,147,897	2,220,648	(293,895)	(13.2)
Other	624,896	683,455	(58,559)	(8.6)	673,323	689,191	704,222	(79,326)	(11.3)
Total consumer and other loans	2,551,649	2,670,791	(119,142)	(4.5)	2,726,911	2,837,088	2,924,870	(373,221)	(12.8)
Total loans and leases	$24,541,632	$24,021,499	520,133	2.2	$23,676,537	$23,355,311	$22,968,295	1,573,337	6.9

Allowance for loan and lease losses	$(286,685)	$(146,588)	140,097	95.6	$(146,235)	$(146,386)	$(142,966)	143,719	100.5
Loans and leases, net	24,254,947	23,874,911	380,036	1.6	23,530,302	23,208,925	22,825,329	1,429,618	6.3

Reserve for unfunded commitments	(18,302)	(16,637)	1,665	10.0	(16,144)	(15,281)	(15,981)	2,321	14.5
Allowance for expected credit losses (2)	(304,987)	(163,225)	141,762	86.9	(162,379)	(161,667)	(158,947)	146,040	91.9

ASSET QUALITY DATA
Non-accrual loans (3)	$166,563	$138,905	27,658	19.9	$153,113	$158,992	$148,056	18,507	12.5
Other real estate owned and foreclosed assets	15,893	27,985	(12,092)	(43.2)	27,075	28,106	30,606	(14,713)	(48.1)
Accruing loans more than 90 days past due (3)	10,963	3,257	7,706	236.6	4,790	851	4,111	6,852	166.7
Total non-performing assets (3)(4)	$193,419	$170,147	23,272	13.7	$184,978	$187,949	$182,773	10,646	5.8

Loans 30-89 days past due (3)	$80,702	$68,204	12,498	18.3	$54,618	$43,021	$45,334	35,368	78.0

Non-performing assets to total assets (3)(4)	0.60%	0.54%			0.58%	0.60%	0.58%
Non-performing assets to total loans and OREO (3)(4)	0.79	0.71			0.78	0.80	0.79
ALLL to non-performing loans (3)(5)	161.5	103.1			92.6	91.6	94.0
ALLL to non-performing assets (3)(4)	148.2	86.2			79.1	77.9	78.2
ALLL to total loans and leases	1.17	0.61			0.62	0.63	0.62

Quarter-to-date charge-offs	$12,119	$8,398	3,721	44.3	$10,777	$10,275	$8,918	3,201	35.9
Quarter-to-date recoveries	(2,591)	(1,683)	908	54.0	(2,336)	(2,218)	(1,586)	1,005	63.4
Quarter-to-date net charge-offs	$9,528	$6,715	2,813	41.9	$8,441	$8,057	$7,332	2,196	30.0

Net charge-offs to average loans (annualized)	0.16%	0.11%			0.14%	0.14%	0.13%

(1) Real estate- owner-occupied is defined as loans with a "1E1" call report code (loans secured by owner-occupied non-farm non-residential properties).
(2) Effective January 1, 2020, the Company adopted the CECL accounting guidance, which resulted in an $82.3 million increase in the allowance upon adoption.
(3) Amounts are not comparative due to the Company's adoption of CECL on January 1, 2020. The adoption resulted in a change in the accounting for purchased credit impaired loans, which are considered purchased credit deteriorated (PCD) loans under CECL. Prior to January 1, 2020, past due and non-accrual loan amounts excluded purchased credit impaired loans, even if contractually past due or if the Company did not expect to receive payment in full, as the Company was accreting interest income over the expected life of the loans. For the three months ended March 31, 2020, NPAs included $16.4 million in PCD loans, of which $14.7 million were non-accrual, and loans 30-89 days past due included $4.0 million in PCD loans.

(4) Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(6) Includes equipment financing leases.

TABLE 5 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2020			12/31/2019			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$16,791,766	$188,063	4.52%	$16,441,658	$195,487	4.74%	(22)
Residential mortgage loans	4,800,131	50,457	4.20	4,706,745	50,879	4.32	(12)
Consumer and other loans	2,561,285	33,226	5.22	2,682,559	36,198	5.35	(13)
Total loans and leases	24,153,182	271,746	4.53	23,830,962	282,564	4.73	(20)
Mortgage loans held for sale	189,597	1,678	3.54	239,346	2,132	3.56	(2)
Investment securities (2)	4,035,469	25,403	2.56	4,218,720	25,926	2.51	5
Other earning assets	960,762	4,102	1.72	937,076	4,157	1.76	(4)
Total earning assets	29,339,010	302,929	4.17	29,226,104	314,779	4.30	(13)
Allowance for loan and lease losses	(231,914)			(147,641)
Non-earning assets	2,879,043			2,759,785
Total assets	$31,986,139			$31,838,248

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$4,834,171	$9,962	0.83%	$4,526,694	$10,091	0.88%	(5)
Savings and money market accounts	9,930,353	31,244	1.27	9,708,541	34,422	1.41	(14)
Time deposits	4,149,574	22,470	2.18	4,490,698	25,860	2.28	(10)
Total interest-bearing deposits (3)	18,914,098	63,676	1.35	18,725,933	70,373	1.49	(14)
Short-term borrowings	226,665	266	0.47	326,035	946	1.15	(68)
Long-term debt	1,341,943	8,645	2.59	1,385,187	8,970	2.57	2
Total interest-bearing liabilities	20,482,706	72,587	1.43	20,437,155	80,289	1.56	(13)
Non-interest-bearing deposits	6,540,532			6,501,529
Non-interest-bearing liabilities	623,868			582,643
Total liabilities	27,647,106			27,521,327
Total shareholders' equity	4,339,033			4,316,921
Total liabilities and shareholders' equity	$31,986,139			$31,838,248

Net interest income/Net interest spread		$230,342	2.74%		$234,490	2.74%	—
Taxable equivalent benefit		1,311	0.02%		1,368	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$231,653	3.17%		$235,858	3.21%	(4)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended March 31, 2020 and December 31, 2019 were 1.01% and 1.11%, respectively.

TABLE 5 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2019			6/30/2019			3/31/2019
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$16,155,962	$205,350	5.06%	$15,766,423	$205,093	5.24%	$15,253,655	$194,510	5.19%
Residential mortgage loans	4,588,549	50,939	4.44	4,482,150	49,388	4.41	4,385,634	47,829	4.36
Consumer and other loans	2,778,381	40,501	5.78	2,872,116	42,205	5.89	2,960,397	42,540	5.83
Total loans and leases	23,522,892	296,790	5.03	23,120,689	296,686	5.16	22,599,686	284,879	5.11
Mortgage loans held for sale	209,778	1,936	3.69	159,931	1,588	3.97	95,588	1,054	4.41
Investment securities (2)	4,493,789	29,932	2.71	4,853,858	33,803	2.83	5,052,922	36,125	2.90
Other earning assets	733,305	4,520	2.44	639,232	3,890	2.44	533,745	4,026	3.06
Total earning assets	28,959,764	333,178	4.59	28,773,710	335,967	4.70	28,281,941	326,084	4.68
Allowance for loan and lease losses	(148,203)			(145,854)			(140,915)
Non-earning assets	2,742,730			2,643,966			2,692,474
Total assets	$31,554,291			$31,271,822			$30,833,500

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$4,451,579	$11,305	1.01%	$4,488,691	$11,623	1.04%	$4,458,634	$11,396	1.04%
Savings and money market accounts	9,188,186	32,959	1.42	9,014,822	30,845	1.37	9,089,099	28,762	1.28
Time deposits	4,523,555	26,489	2.32	4,156,974	23,398	2.26	3,859,354	20,077	2.11
Total interest-bearing deposits (3)	18,163,320	70,753	1.55	17,660,487	65,866	1.50	17,407,087	60,235	1.40
Short-term borrowings	794,044	3,880	1.94	996,606	5,197	2.09	1,151,219	5,716	2.01
Long-term debt	1,360,492	9,212	2.69	1,465,685	9,565	2.62	1,463,862	9,649	2.67
Total interest-bearing liabilities	20,317,856	83,845	1.64	20,122,778	80,628	1.61	20,022,168	75,600	1.53
Non-interest-bearing deposits	6,425,026			6,442,217			6,271,313
Non-interest-bearing liabilities	545,838			463,803			434,516
Total liabilities	27,288,720			27,028,798			26,727,997
Total shareholders' equity	4,265,571			4,243,024			4,105,503
Total liabilities and shareholders' equity	$31,554,291			$31,271,822			$30,833,500

Net interest income/Net interest spread		$249,333	2.95%		$255,339	3.09%		$250,484	3.15%
Taxable equivalent benefit		1,320	0.02		1,338	0.02		1,349	0.02
Net interest income (TE)/Net interest margin (TE) (1)		$250,653	3.44%		$256,677	3.57%		$251,833	3.59%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended September 30, 2019, June 30, 2019, and March 31, 2019 were 1.14%, 1.10% and 1.03%, respectively.

Table 6 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	3/31/2020			12/31/2019			9/30/2019			6/30/2019			3/31/2019
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans and leases, net	$220	$19,936	4.43%	$225	$19,374	4.60%	$229	$18,721	4.86%	$225	$17,984	5.00%	$213	$17,192	5.02%
Acquired loans	52	4,217	4.94	58	4,457	5.18	68	4,802	5.62	72	5,137	5.64	72	5,408	5.35
Total loans and leases	$272	$24,153	4.52%	$283	$23,831	4.71%	$297	$23,523	5.01%	$297	$23,121	5.14%	$285	$22,600	5.10%

	3/31/2020			12/31/2019			9/30/2019			6/30/2019			3/31/2019
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans and leases, net	$—	$—	—%	$—	$—	—%	$—	$—	—%	$—	$—	—%	$—	$—	—%
Acquired loans	(8)	95	(0.79)	(9)	97	(0.90)	(14)	111	(1.24)	(14)	124	(1.15)	(11)	136	(0.92)
Total loans and leases	$(8)	$95	(0.14)%	$(9)	$97	(0.17)%	$(14)	$111	(0.25)%	$(14)	$124	(0.25)%	$(11)	$136	(0.22)%

	3/31/2020			12/31/2019			9/30/2019			6/30/2019			3/31/2019
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans and leases, net	$220	$19,936	4.43%	$225	$19,374	4.60%	$229	$18,721	4.86%	$225	$17,984	5.00%	$213	$17,192	5.02%
Acquired loans	44	4,312	4.15	49	4,554	4.28	54	4,913	4.38	58	5,261	4.49	61	5,544	4.43
Total loans and leases	$264	$24,248	4.38%	$274	$23,928	4.54%	$283	$23,634	4.76%	$283	$23,245	4.89%	$274	$22,736	4.88%

Table 7 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	3/31/2020			12/31/2019			9/30/2019
	Pre-tax	After-tax	Per share(2)	Pre-tax	After-tax	Per share(2)	Pre-tax	After-tax	Per share(2)
Net income	$48,600	$36,425	$0.69	$103,966	$82,576	$1.57	$131,359	$99,850	$1.89
Less: Preferred stock dividends	—	3,598	0.07	—	4,456	0.09	—	3,599	0.07
Income available to common shareholders (GAAP)	$48,600	$32,827	$0.62	$103,966	$78,120	$1.48	$131,359	$96,251	$1.82

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments	—	—	—	(14)	(11)	—	—	—	—

Non-interest expense adjustments (1)(3):
Merger-related expense	2,734	2,157	0.04	11,321	10,828	0.21	—	—	—
Hazard-related expense	281	213	—	—	—	—	—	—	—
Impairment of long-lived assets, net of (gain) loss on sale	(4)	(3)	—	30	23	—	—	—	—
Other non-core non-interest expense	—	—	—	(8)	(6)	—	—	—	—
Total non-interest expense adjustments	3,011	2,367	0.04	11,343	10,845	0.21	—	—	—
Income tax expense (benefit) - other	—	241	0.01	—	(5,209)	(0.10)	—	—	—
Core earnings (Non-GAAP)	51,611	35,435	0.67	115,295	83,745	1.59	131,359	96,251	1.82
Provision for expected credit losses(1)	68,971	52,418		8,153	6,196		8,986	6,829
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$120,582	$87,853		$123,448	$89,941		$140,345	$103,080

	For the Three Months Ended
	6/30/2019			3/31/2019
	Pre-tax	After-tax	Per share(2)	Pre-tax	After-tax	Per share(2)
Net income	$133,791	$101,598	$1.88	$130,477	$100,131	$1.82
Less: Preferred stock dividends	—	949	0.02	—	3,598	0.07
Income available to common shareholders (GAAP)	$133,791	$100,649	$1.86	$130,477	$96,533	$1.75

Non-interest income adjustments (1)(3):
Loss on sale of investments	1,012	769	0.01	—	—	—

Non-interest expense adjustments (1)(3):
Merger-related expense	(10)	(7)	—	(334)	(254)	—
Compensation-related expense	—	—	—	(9)	(7)	—
Impairment of long-lived assets, net of (gain) loss on sale	(22)	(17)	—	986	749	0.01
Other non-core non-interest expense	107	81	—	(3,129)	(2,378)	(0.04)

Total non-interest expense adjustments	75	57	—	(2,486)	(1,890)	(0.03)
Core earnings (Non-GAAP)	134,878	101,475	1.87	127,991	94,643	1.72
Provision for credit losses (1)	10,755	8,174		13,763	10,460
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$145,633	$109,649		$141,754	$105,103

(1) Excluding preferred stock dividends and merger-related expense, after-tax amounts are calculated using a tax rate of 24%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized gains or losses on the sale of investment securities, merger-related expenses, hazard-related expenses, including those incurred as a result of the Company's response to the COVID-19 pandemic, realized or unrealized gains or losses on former bank-owned real estate, and gains, losses, and impairment charges on long-lived assets.

Table 8 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Net interest income (GAAP)	$230,342	$234,490	$249,333	$255,339	$250,484
Taxable equivalent benefit	1,311	1,368	1,320	1,338	1,349
Net interest income (TE) (Non-GAAP) (1)	231,653	235,858	250,653	256,677	251,833

Non-interest income (GAAP)	64,656	59,352	63,674	58,825	52,509
Taxable equivalent benefit	484	502	468	465	478
Non-interest income (TE) (Non-GAAP) (1)	65,140	59,854	64,142	59,290	52,987
Taxable equivalent revenues (Non-GAAP) (1)	296,793	295,712	314,795	315,967	304,820
Securities (gains) losses and other non-interest income	—	(14)	—	1,012	—
Core taxable equivalent revenues (Non-GAAP) (1)	$296,793	$295,698	$314,795	$316,979	$304,820

Total non-interest expense (GAAP)	$177,427	$181,723	$172,662	$169,618	$158,753
Less: Intangible amortization expense	4,187	4,259	4,410	4,786	5,009
Tangible non-interest expense (Non-GAAP) (2)	173,240	177,464	168,252	164,832	153,744
Less: Merger-related expense	2,734	11,321	—	(10)	(334)
Hazard-related expense	281	—	—	—	—
Compensation-related expense	—	—	—	—	(9)
Impairment of long-lived assets, net of (gain) loss on sale	(4)	30	—	(22)	986
Other non-core non-interest expense	—	(8)	—	107	(3,129)
Core tangible non-interest expense (Non-GAAP) (2)	$170,229	$166,121	$168,252	$164,757	$156,230
Return on average assets (GAAP)	0.46%	1.03%	1.26%	1.30%	1.32%
Effect of non-core revenues and expenses	0.03	0.07	—	0.01	(0.03)
Core return on average assets (Non-GAAP)	0.49%	1.10%	1.26%	1.31%	1.29%
Efficiency ratio (GAAP)	60.1%	61.8%	55.2%	54.0%	52.4%
Effect of tax benefit related to tax-exempt income	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Efficiency ratio (TE) (Non-GAAP) (1)	59.8%	61.5%	54.9%	53.7%	52.1%
Effect of amortization of intangibles	(1.3)	(1.5)	(1.5)	(1.5)	(1.6)
Effect of non-core items	(1.1)	(3.8)	—	(0.2)	0.8
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	57.4%	56.2%	53.4%	52.0%	51.3%
Return on average common equity (GAAP)	3.21%	7.58%	9.46%	10.05%	9.85%
Effect of non-core revenues and expenses	0.26	0.55	—	0.08	(0.19)
Core return on average common equity (Non-GAAP)	3.47%	8.13%	9.46%	10.13%	9.66%
Effect of intangibles (2)	2.06	4.26	5.02	5.45	5.37
Core return on average tangible common equity (Non-GAAP)(2)	5.53%	12.39%	14.48%	15.58%	15.03%
Total shareholders' equity (GAAP)	$4,347,107	$4,336,734	$4,283,300	$4,238,000	$4,141,831
Less: Goodwill and other intangibles	1,292,910	1,297,095	1,301,348	1,305,752	1,310,458
Preferred stock	228,485	228,485	228,485	228,485	132,097
Tangible common equity (Non-GAAP) (2)	$2,825,712	$2,811,154	$2,753,467	$2,703,763	$2,699,276
Total assets (GAAP)	$32,239,983	$31,713,450	$31,734,598	$31,446,532	$31,260,189
Less: Goodwill and other intangibles	1,292,910	1,297,095	1,301,348	1,305,752	1,310,458
Tangible assets (Non-GAAP) (2)	$30,947,073	$30,416,355	$30,433,250	$30,140,780	$29,949,731
Tangible common equity ratio (Non-GAAP) (2)	9.13%	9.24%	9.05%	8.97%	9.01%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.